Exhibit 5.1

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038

April 29, 2005

Collegiate Funding of Delaware, L.L.C.
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408

Re:	Collegiate Funding of Delaware, L.L.C. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company, (the "Sponsor"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts (each, a "Trust") of Student Loan Asset-Backed Notes (the "Notes"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Trust is to be created pursuant to the terms of a trust agreement (each, a "Trust Agreement"), between the Sponsor and a Delaware trustee to be identified in the prospectus supplement for each Series of Notes and each Series of Notes is to be issued by the related Trust under and pursuant to the terms of an indenture (each, an "Indenture"), between the issuer, and The Bank of New York or another comparable institution, as indenture trustee under the indenture (the "Trustee"). The Indenture and the Trust Agreement are referred to collectively as the "Agreements."

As such counsel, we have examined copies of the limited liability agreement of the Sponsor, the Registration Statement, the base Prospectus and a form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other records, agreements and other instruments of the Sponsor, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Sponsor and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

          1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary official action of the applicable Trust in accordance with the provisions of the related Trust Agreement, and when such Notes have been duly executed and delivered, authenticated by the Trustee pursuant to the applicable Indenture and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the applicable Trust in accordance with their terms and the terms of the related Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

          2. The information in the Prospectus under the caption "Federal Income Tax Consequences," and in the form of Prospectus Supplement contained as part of the Registration Statement under the caption "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, sets forth our opinion with respect to the material Federal income tax consequences of an investment in the Notes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in each Prospectus and each related Prospectus Supplement which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Sponsor or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP